Exhibit 5.01
August 8, 2008
Interwoven, Inc.
160 East Tasman Drive
San Jose, California 95134
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Interwoven, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 8, 2008 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 428,031 shares of the Company’s common stock (“Stock”), subject to issuance by the Company upon the exercise of stock options (the “Options”) granted under the Discovery Mining, Inc. 2003 Stock Incentive Plan (the “Discovery Mining Plan”) and assumed by the Company in connection with the merger of Presidio Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Discovery Mining, Inc., a Delaware corporation, pursuant to the Agreement and Plan of Merger by and among the Company, Presidio Acquisition Corp., Discovery Mining, Inc. and Charles R. Work, as Representative (the “Merger Agreement”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary to render the opinion set forth herein, which included examination of the following:
(1) the Company’s Fourth Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on November 18, 2003;
(2) the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary as of April 19, 2007;
(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;
(4) the prospectus prepared in connection with the Registration Statement (the “Prospectus”);
(5) the minutes of meetings and actions by written consent of the Board of Directors that the Company provided to us in connection with the rendering of this opinion, including but not limited to the minutes of the Company’s Board of Directors meeting held on July 17, 2008 approving the Merger Agreement and assumption of the Options issued under the Discovery Mining Plan;
(6) the Merger Agreement and the Certificate of Merger filed with the Delware Secretary of State on August 1, 2008;

(7) the Discovery Mining Plan and forms of stock option agreements thereunder;
(8) the form of Company option assumption agreement;
(9) the stock records that the Company has provided to us (consisting of a report from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of business the immediately preceding business day, and a summary report of currently outstanding options and other rights to receive the Company’s capital stock that was prepared by the Company and dated August 7, 2008 verifying the number of such issued and outstanding securities); and
(10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California, and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     Based upon the foregoing, it is our opinion that the 428,031 shares of Stock that may be issued and sold by the Company upon the exercise of the Options, when issued, sold and delivered in accordance with the Discovery Mining Plan and applicable stock option agreements entered into thereunder and in the manner and for the consideration stated in the Discovery Mining Plan, the relevant stock option agreements, and the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus

constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
/s/ FENWICK & WEST LLP